Exhibits 19.14

19.14 Exhibit 15 (a)

Consent of Independent Registered Public Accounting Firm

To: The Supervisory Board of Koninklijke Philips N.V.

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-70215, No. 333-91287, No. 333-91289, No. 333-39204, No. 333-75542, No. 333-87852, No. 333-104104, No. 333-119375, No. 333-125280, No. 333-140784, No. 333-151797, No. 333-157477, No. 333-165017, No. 333-172329, No. 333-179692 and No. 333-186849) and in the registration statement on Form F-3 (No. 333-202250) of Koninklijke Philips N.V. of our reports dated February 23, 2016 with respect to the consolidated balance sheets of Koninklijke Philips N.V. and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, cash flows and changes in equity for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 Annual Report on Form 20- F of Koninklijke Philips N.V.

Amsterdam, The Netherlands

February 23, 2016

/s/ KPMG Accountants N.V.

318      Annual Report 2015